Exhibit 1.01

                                                      EXECUTION COPY



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                        ANNTAYLOR STORES CORPORATION

                                $180,975,000

                Convertible Subordinated Debentures due 2019


                             PURCHASE AGREEMENT





Dated: June 14, 1999


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                        ANNTAYLOR STORES CORPORATION

                                $180,975,000

                CONVERTIBLE SUBORDINATED DEBENTURES DUE 2019


                             PURCHASE AGREEMENT


                                                                 June 14, 1999

MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
BANC OF AMERICA SECURITIES LLC
c/o MERRILL LYNCH & CO.
        Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305


Ladies and Gentlemen:

            AnnTaylor Stores Corporation (the "Company"), a Delaware corporation, proposes, subject to the terms and conditions stated herein, to issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Banc of America Securities LLC (together with Merrill Lynch, the "Initial Purchasers"), acting severally and not jointly, $180,975,000 aggregate principal amount at maturity of its Convertible Subordinated Debentures due 2019 (the "Firm Debentures"), and, at the election of the Initial Purchasers, solely to cover overallotments, if any, in connection with the offering of the Firm Debentures, up to $18,097,500 aggregate principal amount at maturity of additional Convertible Subordinated Debentures due 2019 (the "Additional Debentures"). The Firm Debentures and any Additional Debentures that the Initial Purchasers elect to purchase are collectively referred to as the "Debentures". The Debentures will be convertible at the option of the holder thereof into shares of common stock of the Company (the "Conversion Shares"). The Debentures are more fully described in the Offering Memorandum referred to below. The Debentures will be issued pursuant to an indenture (the "Indenture"), to be dated as of June 18, 1999, among the Company, AnnTaylor, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"). The obligations of the Company under the Debentures and the Indenture will be guaranteed by the Guarantor pursuant to the terms of the Indenture (the "Subsidiary Guarantee").

            The Debentures and the Conversion Shares are collectively referred to herein as the "Securities". This Agreement, the Indenture, the Securities and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents". Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

            The Debentures will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions from the registration requirements of the 1933 Act. In connection with the sale of the Debentures, the Company has prepared a preliminary offering memorandum dated June 14, 1999 (the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering and sale of the Debentures, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum"), each setting forth certain information concerning the Company, the Guarantor and the Securities. The Company and the Guarantor hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Debentures by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (the "Execution Time") and are not meant to include any amendment or supplement thereto subsequent to the Execution Time. If the Company prepares a supplement dated the date hereof to the Preliminary Offering Memorandum containing only pricing related information, then the term "Offering Memorandum" for purposes of this Agreement shall refer collectively to the Preliminary Offering Memorandum and such supplement.

            The Company and the Guarantor understand that the Initial Purchasers propose to make an offering of the Debentures only on the terms, subject to the conditions and in the manner set forth in the Offering Memorandum and Section 3 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered.

            The Initial Purchasers and other holders of Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company, the Guarantor and the Initial Purchasers, in the form attached as Exhibit A. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the 1933 Act relating to resales of the Debentures and the Conversion Shares by holders thereof, and to use their best efforts to cause such shelf registration statement to be declared effective.

            All references in this Agreement to financial statements and schedules and other information that is "contained", "included" or "stated" in the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), that is or is deemed to be incorporated by reference in the Offering Memorandum.

            Section 1. Representations and Warranties. (a) The Company and the Guarantor represent and warrant to and agree with the Initial
Purchasers that:

            (i) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing or confirmed in writing to the Company by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

            (ii) The Debentures satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act.

            (iii) None of the Company, the Guarantor or any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the 1933 Act ("Regulation D")), or any person acting on behalf of the foregoing (other than the Initial Purchasers, as to which no representation or warranty is made) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the 1933 Act.

            (iv) None of the Company, the Guarantor or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person (other than the Initial Purchasers, as to which no representation or warranty is made) acting on the Company's or the Guarantor's behalf has engaged, in connection with the offering of the Debentures, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (v) Assuming the accuracy of the representations and warranties and compliance with the agreements of the Initial Purchasers in
      Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial Purchasers, or in connection with the initial resale of the Debentures by the Initial Purchasers in accordance with this Agreement, to register the Debentures under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (vi) Deloitte & Touche LLP, who is reporting upon the financial statements and schedules included in the Offering Memorandum, are independent public accountants as required by the 1933 Act and the applicable rules and regulations thereunder.

            (vii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

            (viii)Each of the Company and the Guarantor has all corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Registration Rights Agreement.

            (ix) As of the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and the Guarantor and upon such execution by the Company and the Guarantor (assuming the due authorization, execution and delivery thereof by the other parties thereto) the Registration Rights Agreement will constitute the valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (x) The consolidated financial statements included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and the Guarantor as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and the Guarantor for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

            (xi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Guarantor, considered as one enterprise. The Company is not engaged in any business other than acting as a holding company for the capital stock of the Guarantor.

            (xii) The Company's only subsidiaries are those set out in Schedule B hereto. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power under such laws to own, lease and operate its properties and conduct its business; the Guarantor is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Guarantor, considered as one enterprise. All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except as provided in or pursuant to the Credit Agreement, dated as of June 30, 1998 (the "Bank Credit Agreement"), as amended, between the Guarantor and the lenders named therein.

            (xiii) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; and the Debentures, the Conversion Shares, the Subsidiary Guarantee, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Offering Memorandum under the caption "Description of the Debentures" and "Description of Capital Stock".

            (xiv) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

            (xv) The Indenture has been duly authorized by the Company and the Guarantor, will be substantially in the form heretofore delivered to the Initial Purchasers, and when validly executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xvi) The Debentures have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Debentures will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xvii) Neither the Company nor the Guarantor is, or after giving effect to the consummation of the transactions contemplated herein, will be, an "investment company" within the meaning of The Investment Company Act of 1940, as amended; neither the Company nor the Guarantor is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xviii) The Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the Debentures by all necessary corporate action of the Company and, when duly issued by the Company upon such conversion, will be validly issued, fully paid and nonassessable; no holder thereof will be subject to personal liability for obligations of the Company solely by reason of being such a holder; and the issuance of the Conversion Shares will not be subject to preemptive or similar rights.

            (xix) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise, whether or not arising in the ordinary course of business, or (B) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

            (xx) Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Guarantor considered as one enterprise. The issuance, sale and delivery of the Debentures by the Company, the execution, delivery and performance by the Company and the Guarantor of this Agreement, the Indenture and the Registration Rights Agreement, the consummation by the Company and the Guarantor of the transactions contemplated hereby, thereby and in the Offering Memorandum and compliance by the Company and the Guarantor with the terms of the foregoing have been duly authorized by all necessary action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Guarantor is a party or by which either of them may be bound or to which any of their properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Guarantor, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties.

            (xxi) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign is necessary in connection with the offering, issuance or sale of the Debentures and the Conversion Shares by the Company, or is required for the valid authorization, execution, delivery and performance by the Company or the Guarantor of the Operative Documents to which the Company or the Guarantor is a party or the consummation by the Company or the Guarantor of the transactions contemplated therein, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Debentures or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

            (xxii) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or the Guarantor that is required to be disclosed in the Offering Memorandum or that is reasonably expected by the Company to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise, or that is reasonably expected by the Company to materially and adversely affect the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which the Company or the Guarantor is a party that are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business of the Company or the Guarantor, as the case may be, is not reasonably expected by the Company to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Guarantor, considered as one enterprise.

            (xxiii) The Company and the Guarantor each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such licenses, permits, certificates, consents, orders, approvals or other authorizations would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise, and neither the Company nor the Guarantor has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, which, in the reasonable judgment of the Company, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise.

            (xxiv) The Company and the Guarantor each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor the Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise.

            (xxv) Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to, or that the Company reasonably believes would cause or result in, stabilization or manipulation of the price of the Debentures or the common stock.

            (xxvi) The Company has obtained the written agreement of its executive officers to the effect that, for a period of 60 days from the date hereof, such persons will not, without the prior written consent of the Initial Purchasers, which consent will not be unreasonably withheld, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of common stock or securities convertible into or exchangeable or exercisable for common stock ("convertible securities"); provided, however, that during such 60-day period, (i) such shares of common stock or convertible securities may be transferred by will or the laws of descent and distribution, (ii) such persons may make gifts of shares of common stock or convertible securities or transfer such shares of common stock or convertible securities to family trusts, so long as the donee agrees to be bound by the foregoing restriction in the same manner as it applies to such persons.

            (xxvii) Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise, (A) the Company and the Guarantor are in compliance with all applicable Environmental Laws,
      (B) the Company and the Guarantor have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or the Guarantor, and (D) there are no circumstances with respect to any property or operations of the Company or the Guarantor that the Company reasonably believes would form the basis of an Environmental Claim against the Company or the Guarantor.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

            (xxviii) The Debentures have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

            (xxix) Each of the Company and the Guarantor has reviewed its operations to evaluate the extent to which the business or operations of the Company or the Guarantor will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and the Guarantor will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, neither the Company nor the Guarantor has any reason to believe, and does not believe, that there are any issues related to the Company's or the Guarantor's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Offering Memorandum which have not been accurately described in the Offering Memorandum.

            (b) Any certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

            Section 2. Sale and Delivery to the Initial Purchasers; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, acting severally and not jointly, at the purchase price per $1,000 principal amount at maturity of $535.98 (i) an aggregate principal amount at maturity of $180,975,000 of Firm Debentures, and (ii) in the event and to the extent that the Initial Purchasers shall elect to purchase Additional Debentures pursuant to the paragraph immediately following, up to an aggregate principal amount at maturity of $18,097,500 of Additional Debentures.

            (b) The Company hereby grants to the Initial Purchasers the right to purchase at its election up to aggregate principal amount at maturity of $18,097,500 of Additional Debentures, at the purchase price per security set forth in the immediately preceding paragraph, for the sole purpose of covering overallotments in the sale of the Firm Debentures. Any such election to purchase Additional Debentures shall be exercised by written notice from the Initial Purchasers to the Company, within 30 days after the date of this Agreement, setting forth the aggregate principal amount at maturity of Additional Debentures to be purchased and the date on which such Additional Debentures are to be delivered. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchasers but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Additional Debentures, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Additional Debentures then being purchased which the number of Firm Debentures set forth in Schedule A opposite the name of such Initial Purchaser bears to the total number of Firm Debentures, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional securities.

            (c) Payment of the purchase price for, and delivery of certificates for, the Firm Debentures shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 9:00 A.M., New York City time, on June 18, 1999 or such later date and time not more than two full business days thereafter as the Initial Purchasers and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Additional Debentures are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Additional Debentures shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company and the Initial Purchasers shall determine, on the Date of Delivery as specified in the notice from the Initial Purchasers to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Initial Purchasers of the Firm Debentures and the Additional Debentures, if any, to be purchased by it.

            (d) Certificates for the Firm Debentures and the Additional Debentures to be purchased by the Initial Purchasers shall be in such denominations and registered in such names as the Initial Purchasers may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Firm Debentures and the Additional Debentures will be made available in New York City for examination and packaging by the Initial Purchasers not later than 9:00 A.M. on the business day immediately prior to the Closing Time or the Date of Delivery, as the case may be.

            (e) It is understood that Merrill Lynch is authorized, for the account of the Initial Purchasers, to accept delivery of, receipt for, and make payment of the purchase price for, the Debentures that each Initial Purchaser has agreed to purchase. Merrill Lynch may (but shall not be obligated to) make payment of the purchase price for the Firm Debentures and the Additional Debentures, if any, to be purchased by any Initial Purchaser whose funds shall not have been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

            Section 3. Resale of the Securities. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company and the Guarantor that:

            (a) it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act;

            (b) it has not offered or sold, and will not offer or sell, any Debentures except (i) to persons whom it reasonably believes to be Qualified Institutional Buyers, or (ii) to a limited number of other institutional accredited investors whom it believes to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D) that, prior to their purchase of the Debentures, deliver to it a letter substantially in the form of Exhibit A to the Offering Memorandum;

            (c) neither it nor any of its U.S. affiliates or any person acting on its or their behalf has made or will make offers or sales of the Debentures in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) under the 1933 Act) in the United States;

            Section 4. Certain Covenants the Company. The Company and the Guarantor each covenants with the Initial Purchasers as follows:

            (a) The Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and its counsel may reasonably request.

            (b) The Company will give the Initial Purchasers notice of its intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, will furnish the Initial Purchasers and counsel to the Initial Purchasers with copies of any such amendment or supplement and will not distribute any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object.

            (c) If at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not their affiliates (as determined by the Initial Purchasers) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend the Offering Memorandum or amend or supplement any Offering Memorandum in order that each Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the reasonable opinion of the Initial Purchasers or counsel to the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph
      (b) of this Section 4, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably agreed upon by counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Company agrees to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Company to suspend use of the Offering Memorandum until the Company has amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

            (d) Notwithstanding any provision of paragraph (b) or (c) to the contrary, however, the Company's obligations under paragraphs (b) and (c) and the Initial Purchasers' obligations under paragraph (c) shall terminate on the earlier to occur of (i) the effective date of a shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Initial Purchasers and their affiliates cease to hold Securities acquired as part of their initial distribution, but in any event not later than nine months from the Closing Time.

            (e) None of the Company, the Guarantor, any of their affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the foregoing (other than the Initial Purchasers), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States prior to the effectiveness of a registration statement with respect to the Securities.

            (f) None of the Company, the Guarantor or any of their affiliates (as defined in Rule 501(b) under the 1933 Act) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the 1933 Act.

            (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to and in compliance with, Section 13 or 15(d) of the 1934 Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the 1933 Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (h) Each Debenture will bear the following legend until such legend shall no longer be necessary or advisable because the Debentures are no longer subject to the restrictions on transfer described herein:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            (i) Each Conversion Share, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Conversion Shares are no longer subject to the restrictions on transfer described herein:

            THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE CONVERTIBLE SUBORDINATED DEBENTURES DUE 2019 UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH ANNTAYLOR STORES CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COMPANY COMMON STOCK IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            (j) The Company will arrange for the registration and qualification of the Debentures for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of the Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Debentures; provided that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4(k), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) register the Debentures under the 1933 Act except in accordance with the Registration Rights Agreement. The Company shall promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Debentures for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

            (k) The Company will use the proceeds received from the issue and sale of the Debentures in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

            (l) Neither the Company nor the Guarantor shall, directly or indirectly, for a period of 90 days after the date hereof, except with the prior written consent of the Initial Purchasers, offer, sell or enter into any agreement to sell, or otherwise dispose of (a) any convertible stock or any other security of the Company or the Guarantor that is substantially similar to the Debentures, (b) any shares of any class of common stock of the Company or the Guarantor (other than (i) the Conversion Shares, or (ii) shares of common stock issuable pursuant to the exercise of options and warrants outstanding as of the date hereof, (iii) the grant of stock options or other stock-based awards (and the exercise or vesting thereof) to directors, officers and employees of the Company (including pursuant to the Company's Associate Discount Stock Purchase Plan) or the Guarantor, (iv) as may be required pursuant to the Certificate of Incorporation of the Company, and (v) such shares of common stock issuable upon the conversion of the outstanding 8 1/2% Convertible Preferred Securities and the outstanding 8 1/2% Convertible Common Securities of AnnTaylor Finance Trust, a Delaware business trust), or
      (c) any other securities which are convertible into, or exercisable or exchangeable for, any of (a) or (b).

            Section 5. Payment of Expenses. The Company and the Guarantor will pay all costs and expenses incident to the performance of their obligations under this Agreement, including (a) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Initial Purchasers, (b) the preparation, issuance, printing and distribution of the Debentures and any survey of state securities or "blue sky" laws or legal investment memoranda ("Blue Sky Survey"), (c) the delivery of the Debentures to the Initial Purchasers, including any stock transfer taxes payable upon the sale of the Debentures to the Initial Purchasers, (d) the fees and disbursements of the Company's and the Guarantor's counsel and accountants, (e) the qualification of the Debentures under the applicable state securities or "blue sky" laws in accordance with Section 4(k), including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the Blue Sky Survey, (f) any filing fees in connection with any filing for review of the offering with the NASD, (g) any fees charged by rating agencies for rating the Debentures, (h) the fees and expenses of the Trustee and the transfer agent and registrar for the common stock, including the fees and disbursements of counsel for such Trustee and the transfer agent and registrar, (i) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL eligible securities and (j) the cost of qualifying the Debentures with The Depository Trust Company.

            If the sale of the Debentures provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 is not satisfied or because this Agreement is terminated pursuant to Section 11(a)(i) other than by reason of a default by the Initial Purchasers in payment for the Debentures at the Closing Time, the Company and the Guarantor shall reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Initial Purchasers) that shall have been incurred by it in connection with the proposed purchase and sale of the Debentures.

            Section 6. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Debentures that it has agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained herein or in certificates of any officer of the Company or the Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder, and to the following further conditions:

            (a) At the Closing Time, the Initial Purchasers shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

            (i) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, when duly authorized, executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the waive of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

            (ii) The Debentures have been duly authorized by the Company and when the Debentures have been duly authenticated by the Trustee in the manner described in its certificate delivered to the Initial Purchasers and paid for by the Initial Purchasers (which fact such counsel need not determine by an inspection of the Debentures) on the date hereof, the Debentures will be duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the waive of stay or extension laws contained in Section 515 of the Indenture may be unenforceable.

            (iii) The Conversion Shares have been duly authorized by the Company, reserved for issuance upon conversion of the Debentures and, if and when issued in accordance with the Indenture at conversion prices at or in excess of the par value of such Conversion Shares, will be validly issued, fully paid and nonassessable; and no holder thereof will be subject to personal liability by reason of being such a holder.

            (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

            (v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except to the extent that the right to indemnity and contribution contained in the Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

            (vi) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of the State of Delaware to subscribe for the Debentures or the Conversion Shares.

            (vii) No authorization, approval, consent or license of any New York, Delaware or United States federal government, governmental instrumentality or court that, in the opinion of such counsel, are normally applicable to transactions of the type contemplated by this Agreement (other than United States, state and foreign securities or blue sky laws and the rules and regulations of the NASD) ("Applicable Laws"), is required for the issuance and sale of the Debentures by the Company to the Initial Purchasers pursuant to this Agreement, or the performance by the Company or the Guarantor of its obligations in this Agreement, the Indenture, the Debentures and the Registration Rights Agreement, except such as may be required under state securities law or under federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

            (viii) The statements made in the Offering Memorandum under the captions "Description of Debentures" and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of the Debentures, the Conversion Shares, the Subsidiary Guarantee, the Indenture, the Registration Rights Agreement and the Certificate of Incorporation of the Company, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein in all material respects;

            (ix) The execution, delivery and performance by the Company and the Guarantor of this Agreement, the Indenture and the Registration Rights Agreement, the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby and in the Offering Memorandum, compliance by the Company and the Guarantor with the terms of the foregoing and the application of the proceeds from the sale of the Debentures as contemplated by the Offering Memorandum do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any agreement or instrument set forth on Schedule I to such counsel's opinion, (B) any existing Applicable Law, or (C) any judgment, order or decree under Applicable Laws of any New York, Delaware or federal government, governmental instrumentality or court having jurisdiction over the Company or the Guarantor or any of their respective properties of which such counsel is aware. Such counsel need express no opinion, however, as to whether the execution, delivery and performance by the Company or the Guarantor of any of the agreements identified in the preceding sentence will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Guarantor.

            (x) When the Debentures are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company listed on a national securities exchange registered under
      Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

            (xi) Assuming (a) the accuracy of the representations and warranties of the Company and the Guarantor set forth in Section 1 of this Agreement and of the Initial Purchasers set forth in Section 3 of this Agreement, (b) the due performance by the Company and the Guarantor of the covenants and agreements set forth in Section 4 of this Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3 of this Agreement, (c) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (d) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Debentures, the offer, sale and delivery of the Debentures to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Debentures by the Initial Purchasers in the manner contemplated in the Offering Memorandum and this Agreement do not require registration under the 1933 Act, it being understood that such counsel need express no opinion as to any subsequent resale of any Debentures, and neither the Indenture nor the Debentures are required to be qualified under the Trust Indenture Act of 1939, as amended.

            (xii) Neither the Company nor the Guarantor is required to be registered under the Investment Company Act of 1940, as amended.

            (xiii) The Company has been duly incorporated and is validly existing in good standing as a corporation and the Company has the power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement, the Indenture and the Registration Rights Agreement and (b) issue and perform its obligations under the Debentures under Delaware law.

            (xiv) The Guarantor has been duly incorporated and is validly existing in good standing as a corporation and the Guarantor has the power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement, the Indenture and the Registration Rights Agreement and (b) issue and perform its obligations under the Subsidiary Guarantee under Delaware law.

            (xv) Under the Indenture, the issuance of the Debentures and the Conversion
      Shares is not subject to preemptive rights.

            (xvi) The statements made in the Offering Memorandum set forth under the captions "Offering Memorandum Summary --The Offering-- Original Issue Discount" and "United States Federal Income Taxation", fairly present in all material respects the principal U.S. federal income tax consequences of an investment in the Debentures.

            In addition, such opinion shall state that such counsel have participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, and with representatives and counsel of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused them to believe that the Offering Memorandum or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or omitted therefrom.

            Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Guarantor and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

            (b) At the Closing Time, the Initial Purchasers shall have received a signed opinion of Jocelyn F.L. Barandiaran, general counsel of the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

            (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Guarantor, considered as one enterprise.

            (iii) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

            (iv) The Guarantor is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and the Guarantor, considered as one enterprise.

            (v) The Company has an authorized capitalization as set forth in the Offering Memorandum; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the charter or by-laws of the Company.

            (vi) All of the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and nonassessable; all of such shares are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (other than pursuant to the Bank Credit Agreement); no holder thereof is subject to personal liability by reason of being such a holder; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Guarantor arising by operation of law or under the charter or by-laws of the Guarantor.

            (vii) Other than described in the Offering Memorandum, such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings to which the Company or the Guarantor is a party or to which the assets of the Company or the Guarantor is subject which, individually or in the aggregate, would have a material adverse effect on the Company and the Guarantor, considered as one enterprise.

            (viii) Except to the extent described in the Offering Memorandum, to the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum. Such counsel need express no opinion, however, as to any defaults relating to a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Guarantor.

            In addition, such opinion shall state that such counsel has participated in the preparation of the Offering Memorandum and in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, and with representatives and counsel of the Initial Purchasers at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to the attention of such counsel that have caused such counsel to believe that the Offering Memorandum or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or omitted therefrom.

            Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the Securities as counsel for the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Guarantor and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

            (c) At the Closing Time, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 6(a) and 6(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, the due authorization, execution and delivery of this Agreement, the absence of the requirement to register under the 1933 Act the initial sale of the Debentures and such other related matters as the Initial Purchasers may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Guarantor and certificates of public officials.

            (d) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Guarantor, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or the Guarantor other than as set forth in the Offering Memorandum or in any supplement thereto and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Guarantor before or by any government, governmental instrumentality or court, domestic or foreign, that could be reasonably expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor considered as one enterprise, other than as set forth in the Offering Memorandum, (iv) the Initial Purchasers, the Company and the Guarantor shall have complied in all material respects with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time and (v) the representations and warranties of the Company and the Guarantor set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Financial Officer and the Chairman and Chief Executive Officer of the Company and of the Guarantor, dated as of the Closing Time, to such effect.

             (e) At the time that this Agreement is executed by the Company and the Guarantor, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter in the form attached hereto as Exhibit B, dated such date, and otherwise in form and substance satisfactory to the Initial Purchasers.

            (f) At the Closing Time, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Initial Purchasers and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e), except that the specified date referred to shall be a date not more than four days prior to the Closing Time.

            (g) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Guarantor, the performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Guarantor at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

            (h) At the Closing Time, the Company, the Guarantor and the Initial Purchasers shall have entered into the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

            (i) At the Closing Time, there shall not be any pending or threatened legal or governmental proceedings with respect to any of the transactions contemplated in this Agreement.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of such party to the other party, except as provided in Section 5 herein. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect.

            Section 7. Conditions to Purchase of Additional Debentures. In the event that the Initial Purchasers exercise their option granted in
Section 2 to purchase all or any of the Additional Debentures and the Date of Delivery determined by you pursuant to Section 2 is later than the Closing Time, the obligations of the Initial Purchasers to purchase and pay for the Additional Debentures that they shall have agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor herein contained, to the performance by the Company and the Guarantor of their obligations hereunder and to the following further conditions:

            (a) At the Date of Delivery, the provisions of Sections 6(d)(i) through 6(d)(iv) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, the Initial Purchasers shall have received a certificate of the Chairman or an Executive Vice President, and the Treasurer or Controller, of the Company and of the Guarantor, dated as of the Date of Delivery, to such effect.

            (b) At the Date of Delivery, the Initial Purchasers shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor in a form and substance satisfactory to counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Debentures and otherwise to the same effect as the opinions required by Section 6(a).

            (c) At each applicable Date of Delivery, the Initial Purchasers shall have received a signed opinion of Jocelyn F.L. Barandiaran, general counsel for the Company and the Guarantor, dated as of such Date of Delivery, in form and substance satisfactory to counsel for the Initial Purchasers, to the same effect as the opinion required by Section 6(b).

            (d) At the Date of Delivery, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Date of Delivery, relating to the Additional Debentures and otherwise to the same effect as the opinion required by Section 6(c).

            (e) At the Date of Delivery, the Initial Purchasers shall have received a letter from Deloitte & Touche, in form and substance satisfactory to the Initial Purchasers and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f), except that the specified date referred to shall be a date not more than three days prior to the Date of Delivery.

            (f) At the Date of Delivery, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Additional Debentures as contemplated in this Agreement in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Guarantor, the performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Guarantor at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Additional Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Initial Purchasers and their counsel.

            Section 8. Indemnification. (a) The Company and the Guarantor agree jointly and severally to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary offering memorandum or the Offering Memorandum (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or any preliminary offering memorandum; provided further that the foregoing indemnification with respect to any preliminary offering memorandum shall not inure to the benefit of the Initial Purchasers (or any person controlling such Initial Purchasers) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Debentures if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchasers on the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Debentures to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantor, and their respective directors and officers and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) or any preliminary offering memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchasers expressly for use in the Offering Memorandum (or any amendment or supplement thereto), or such preliminary offering memorandum.

            (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or are in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

            Section 9. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Guarantor and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Guarantor and one or more of the Initial Purchasers, as incurred, in such proportions that the Initial Purchasers are responsible for that portion represented by the percentage that the Initial Purchasers' discount appearing under the heading "Plan of Distribution" of the Offering Memorandum bears to the offering price appearing thereon; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser, and each director and officer of the Company and the Guarantor and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Debentures set forth opposite their respective names in Schedule A hereto and not joint.

            Section 10. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, the Guarantor and their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Guarantor, the Initial Purchasers or any controlling person thereof and will survive delivery of and payment for the Securities.

            Section 11. Termination of Agreement. (a) The Initial Purchasers may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Guarantor, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States or internationally is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Securities, or enforce contracts for the sale of the Debentures, (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 5. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect.

            (c) This Agreement may also terminate pursuant to the provisions of Section 6, with the effect stated in such Section.

            Section 12. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Debentures that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the total number of Firm Debentures, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective Initial Share underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Initial Purchasers, or

            (b) if the number of Defaulted Securities exceeds 10% of the total number of Firm Debentures, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

            No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

            In the event of any such default that does not result in a termination of this Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for any Initial Purchaser under this Section 12.

            Section 13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201 (telecopier no.: (212) 449-3150), attention of Mary Beth Henson; and notices to the Company and the Guarantor shall be directed to the Company at AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019 (telecopier no.: (212) 541-3299), attention of Jocelyn F.L. Barandiaran, Esq.

            Section 14. Parties. This Agreement is made solely for the benefit of the several Initial Purchasers, the Company and the Guarantor and, to the extent expressed, any person who controls the Company, the Guarantor or any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act, and the directors of the Company and the Guarantor and their respective officers, employees and trustees, and its executors, administrators, successors and assigns and, subject to the provisions of
Section 12, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the Initial Purchasers of the Securities.

            Section 15. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

            Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and the Initial Purchasers in accordance with its terms.


                                    Very truly yours,

                                    ANNTAYLOR STORES CORPORATION


                                    By: /s/ Barry Erdos
                                       ______________________________
                                       Name:  Barry Erdos
                                       Title: Executive Vice President - CFO


                                    ANNTAYLOR, INC.


                                    By: /s/ Barry Erdos
                                       ______________________________
                                       Name:  Barry Erdos
                                       Title: Executive Vice President - CFO





                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Confirmed and accepted as of the date first above written:


MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
BANC OF AMERICA SECURITIES LLC

By:  MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated


   By: /s/ Cynthia Bates
       _________________________________
      Name:  Cynthia Bates
      Title: Vice President



                                 SCHEDULE A



                                                Aggregate Principal Amount at
                                                Maturity of Firm Debentures
      Initial Purchaser                               to be Purchased



Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..................          90,487,500

Banc of America Securities LLC...............          90,487,500
                                                       ----------


      Total..................................         180,975,000
                                                      ===========


                                 SCHEDULE B

             SUBSIDIARIES OF ANNTAYLOR STORES CORPORATION ("ATSC")



AnnTaylor Finance Trust                 Common securities 100% owned by ATSC;
                                        Preferred securities (TOPrS) publicly
                                        held

AnnTaylor, Inc. ("ATI")                 Common Stock 100% owned by ATSC

AnnTaylor Travel, Inc.                  Common Stock 100% owned by ATI

AnnTaylor Distribution Services, Inc.   Common Stock 100% owned by ATI

AnnTaylor Loft, Inc.                    Common Stock 100% owned by ATI

AnnTaylor Sourcing Far East Limited     149,999 ordinary shares owned by
ATI; ("ATS-Far East")                   1 ordinary share held by ATSC

AnnTaylor Italy S.r.l.                  Common Stock 100% owned by ATS-Far
                                        East

AnnTaylor Sourcing Italy S.r.l.         Common Stock 100% owned by ATS-Far
(assets formerly part of Cygne Italy)   East

AnnTaylor of Puerto Rico, Inc.          Incorporated; shares to be issued.
                                        Anticipate Common Stock will be 100%
                                        owned by either ATS-Far East or ATI

Annco, Inc.                             Incorporated; shares to be issued.
                                        Common Stock to be 100% owned by ATI